Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Initiation of Strategic Review

AUSTIN – March 7, 2024 – E2open Parent Holdings, Inc. (NYSE: ETWO) (“e2open” or “the Company”), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced initiation of a strategic review for the Company. The review will evaluate options to enhance shareholder value and further strengthen e2open’s leading position in the growing supply chain management software market.

“E2open’s board of directors and management team are committed to acting in the best interests of the Company and its many customers, employees, and shareholders,” said Chinh E. Chu, chairman of the Company’s board of directors. “E2open enjoys a unique market position based on its industry-leading software platform and proven ability to drive unmatched impact for customers. We have recently brought new senior leadership into the Company who have already made progress executing a comprehensive and customer-centric plan to drive growth and innovation.”

“We remain highly confident in our ability to execute this growth plan and in e2open’s potential as a stand-alone company,” said Andrew Appel, e2open’s chief executive officer. “As responsible stewards for our stakeholders, we are undertaking this strategic review to explore a full range of options to further accelerate growth and value creation.”

E2open has not set a deadline or definitive timetable for the completion of the strategic review process, and there can be no assurance that this process will result in any particular outcome. The Company does not intend to comment further regarding the strategic review until it has been completed or the Company determines that additional disclosure is appropriate or required by law.

In conjunction with this announcement, e2open reaffirms the Company’s most recent FY2024 financial guidance. The Company continues to expect subscription revenue in the range of $533 million to $536 million, total revenue in the range of $628 million to $633 million, non-GAAP gross profit margin in the range of 68% to 70%, and adjusted EBITDA in the range of $215 million to $220 million for the full year ended February 29, 2024. The Company’s actual FY24 financial results are pending completion of the Company’s year-end financial reporting processes, reviews, audit, and potential adjustments that may result.

Rothschild & Co is acting as lead financial advisor to e2open. Citi is acting as financial advisor to e2open. Kirkland & Ellis is serving as legal counsel to e2open.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 480,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 15 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

9600 Great Hills Trail, Suite 300E, Austin, TX 78759 | Tel. 1.512.425.3500 | e2open.com
Copyright © E2open, LLC. All rights reserved. CONFIDENTIAL

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and its present expectations, assumptions, estimates or projections. These risks and uncertainties include, but are not limited to, whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of the Company’s management, the risk of any unexpected costs or expenses resulting from the review; and the risk of any litigation relating to the review.

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Contacts

Media Contact:

5W PR for e2open

e2open@5wpr.com

718.757.6144

Investor Relations Contact:

Dusty Buell

dusty.buell@e2open.com

investor.relations@e2open.com

Corporate Contact:

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

pr@e2open.com

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9600 Great Hills Trail, Suite 300E, Austin, TX 78759 | Tel. 1.512.425.3500 | e2open.com
Copyright © 2022 E2open, LLC. All rights reserved. CONFIDENTIAL